UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

Bakken Resources, Inc.

(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601

(Address of principal executive offices)  (Zip Code)

(406) 442-9444

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 4, 2014, Bakken Resources, Inc. (the “Company”) executed and completed the sale of certain of its assets comprised of 767 +/- net mineral acres in McKenzie County, North Dakota (the “Assets”) pursuant to a Purchase and Sale Agreement (“PSA”), whereby the Assets were sold to Athene Annuity & Life Assurance Company (the “Buyer”).  The Assets were sold for $10,250 per net mineral acre for a total of $7,871,248.  In addition, the Company will continue to receive a two percent (2%) royalty based on any proceeds received from oil or gas production on the Assets.  The Assets were purchased by the Company in November 2010 for an aggregate amount of $1,535,000.  The Assets were sold having an effective date of January 1, 2014 for purposes of determining rights to proceeds from the Assets. The PSA evidencing the sale of the Assets contained other customary representations and warranties of the Company and conditions of closing.

Ten percent (10%) of the proceeds from the sale will be escrowed pending title review.

Prior to the sale of the Assets, the Company had no prior relationship with the Buyer.

The foregoing is only a summary of the material provisions of the PSA, it may not contain all of the information that is important to you and it is qualified in its entirety by reference to a redacted version of the PSA itself, which is attached as Exhibit 10.1 hereto and is incorporated herein.

A press release announcing this transaction is included in this Current Report on Form 8-K as Exhibit 99.1.

Item 2.01 Completion of Acquisition of Disposition of Assets

The Information set forth in Item 1.01 regarding the disposition of the Assets is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

10.1	Purchase and Sale Agreement dated February 4, 2014 *

99.1	Press Release, dated February 6, 2014

* The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request. In addition to filing this Current Report on Form 8-K, the Company intends to file a confidential treatment request with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended, and Rule 24-b2 of the Securities Exchange Act of 1934, as amended, to obtain confidential treatment for certain portions of the PSA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKKEN RESOURCES, INC.

By:	/s/Val M. Holms
Name: Val M. Holms
Title: President & CEO
Dated: February 10, 2014